Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB2/A, under the caption "Experts", the reference to our report dated April 1, 2004 with respect to the Consolidated Financial Statements of Warning Model Management, Inc., (f/k/a Famous Fixins, Inc., (the “Company”), for the years ended December 31, 2003 and 2002.

/s/ Pohl, McNabola, Berg & Company LLP
Pohl, McNabola, Berg & Company LLP
      August 25, 2004
      San Francisco, California